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                                                                    EXHIBIT 99.1

NEWS RELEASE                              CONTACT:
                                          Ronald G. Tray, President

                              TFC ENTERPRISES, INC.
                                   MERGES WITH
                        CONSUMER PORTFOLIO SERVICES, INC.

         Norfolk, VA - May 22, 2003 - TFC Enterprises, Inc. (NASDAQ: TFCE), announced that at a special meeting held May 20, 2003 its shareholders approved the Agreement and Plan of Merger, dated March 31, 2003, among TFC Enterprises, Inc., CPS Mergersub, Inc. and Consumer Portfolio Services, Inc. (NASDAQ: CPSS). Pursuant to the merger agreement, Consumer Portfolio Services, Inc. will pay $1.87 cash for each share of TFC Enterprises, Inc.(TFCE) common stock outstanding on the effective date of the merger.

         Soon thereafter TFCE and Consumer Portfolio Services, Inc. closed on the merger of TFCE with CPS Mergersub, Inc. TFCE is now a wholly-owned subsidiary of Consumer Portfolio Services, Inc.